Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this “First Amendment”) dated as of July 16, 2013 is entered into among:

QS WHOLESALE, INC., a California corporation (the “Lead Borrower”);

the Persons named on Schedule 1.01 hereto (collectively, with the Lead Borrower, the “Domestic Borrowers”);

QUIKSILVER CANADA CORP., a Nova Scotia unlimited liability company (the “Canadian Borrower”),

UG MANUFACTURING CO. PTY LTD, a proprietary limited company organized under the laws of Australia (the “Australian Borrower”);

QUIKSILVER JAPAN CO., LTD., a Japanese Kabushiki Kaisha (the “Japanese Borrower”);

QUIKSILVER, INC., a Delaware corporation (the “Parent”);

the Persons named on Schedules 1.02(a) and 1.02(b) hereto (the “Guarantors”);

each Lender party hereto (collectively, the “Lenders”);

BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender;

BANK OF AMERICA, NATIONAL ASSOCIATION, as Australian Security Trustee (in such capacity, the “Australian Security Trustee”); and

BANK OF AMERICA, N.A., as a Co-Collateral Agent.

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

Reference is made to that certain Amended and Restated Credit Agreement dated as of May 24, 2013 (the “Credit Agreement”) by and among (i) the Lead Borrower, the other Domestic Borrowers, the Canadian Borrower, the Australian Borrower, the Japanese Borrower, the Parent, the other Guarantors, the Lenders party thereto, the Administrative Agent, the Australian Security Trustee and the Co-Collateral Agents.

The Domestic Borrowers and certain of the Guarantors are entering into a term loan facility with certain lenders for whom Bank of America, N.A. is acting as Term Agent, and have requested that certain modifications be made to the Credit Agreement in connection therewith. The Lenders have agreed to such modifications on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.	Amendments to Article I. The provisions of Article I of the Credit Agreement are hereby amended as follows:

a.	The definition of Intercreditor Agreement is hereby deleted in its entirety and the following substituted in its stead:

“Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement, dated as of June 24, 2013, between the Administrative Agent and the Initial Notes Agent.

b.	Clause (a) of the definition of Net Proceeds is hereby amended by replacing the reference to “clause (b), (h) or (p)” in the first line thereof with “clause (b), (h), (p), (q) or (r)”.

c.	The definition of “Permitted Amendment/Refinancing” is hereby deleted in its entirety and the following substituted in its stead:

“Permitted Amendment/Refinancing” means, in respect of any Indebtedness, any amendments, restatements, refinancings, refundings, renewals, extensions or replacements of such Indebtedness; provided that (i) except to the extent that such excess amount of Indebtedness otherwise constitutes Permitted Indebtedness, the principal amount of such Indebtedness is not increased at the time of such amendment, restatement, refinancing, refunding, renewal, extension or replacement except by an amount equal to any premium or other amount paid, interest then due, and fees and expenses incurred, in connection with such amendment, restatement, refinancing, refunding, renewal, extension or replacement and by an amount equal to any existing commitments unutilized thereunder, (ii) the result of such amendment, restatement, refinancing, refunding, renewal, extension or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the other terms and conditions (including, if applicable, relating to collateral (if any) and subordination (if any), but excluding as to interest rate, prepayment premium and redemption premium) of any such amended, restated, modified, refinanced, refunded, renewed, extended or replacement Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being amended, restated, modified, refinanced, refunded, renewed, extended or replaced; provided that a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Lead Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); provided further that no such certificate shall be required in connection with the incurrence of Indebtedness under the Initial Notes Indenture on or about the First Amendment Effective Date the foregoing shall not prevent any payment in the form of equity securities (not constituting Indebtedness) in consideration of any such amendment, restatement, refinancing, refunding, renewal, extension or replacement.

d.	The definition of “Permitted Indebtedness” is hereby amended by deleting clause (t) thereof in its entirety and substituting the following in its stead:

(t) Indebtedness in respect of the Notes Documents and any Permitted Amendment/Refinancing thereof; and

e.	The definition of “Permitted Investments” is hereby amended by deleting clause (j) thereof in its entirety and substituting the following in its stead:

(j) Investments (i) by any Loan Party in any other Loan Party, (ii) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party, (iii) by any Subsidiary that is not a Loan Party in any Subsidiary that is a Loan Party; and (iv) by any Loan Party in any Subsidiary or joint venture that is not a Loan Party; provided that all such Investments pursuant to this clause (iv) shall not exceed $45,000,000 in the aggregate at any one time outstanding; and

f.	The definition of “Prepayment Event” is hereby deleted in its entirety and the following substituted in its stead:

“Prepayment Event” means:

(a) any Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party described in clause (b), (h), (p), (q) or, to the extent agreed in writing by the Administrative Agent and the Lead Borrower on or about the Effective Date, (r) of the definition of “Permitted Disposition” (but with respect to the Domestic Loan Parties only, in each case, to the extent constituting ABL Priority Collateral (and if Discharge of Notes Class Obligations with respect to all Classes has occurred or the proceeds of such Disposition are not then required to be paid to any Notes Agent, all other Collateral)); provided that with respect to the North America Borrowing Base Parties, unless a Cash Dominion Event then exists only Net Proceeds in excess of $1,000,000 shall be the subject of a Prepayment Event;

(b) any casualty, expropriation or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party (but with respect to the Domestic Loan

Parties only, in each case, to the extent constituting ABL Priority Collateral (and if Discharge of Notes Class Obligations of all Classes has occurred or the proceeds of such Disposition are not then required to be paid to any Notes Agent, all other Collateral)) generating Net Proceeds in excess of $1,000,000, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the applicable Agent, or (ii) except while a Cash Dominion Event exists, the proceeds therefrom are utilized for purposes of replacing or repairing the assets in respect of which such proceeds were received within 180 days of the occurrence of the damage to or loss of the assets being repaired or replaced; or

(c) the incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness, (but with respect to the Domestic Loan Parties only, such prepayment shall be required only after the Discharge of Notes Class Obligations of all Classes or if the proceeds of such incurrence of Indebtedness are not then required to be paid to any Notes Agent).

g.	The definition of “Term Loan” is hereby deleted in its entirety and the following substituted in its stead:

“Term Loan” means the obligations from time to time outstanding under the Indenture.

h.	The definition of “Term Loan Agent” is hereby deleted in its entirety and the following substituted in its stead:

“Term Loan Agent” means Notes Agent.

i.	The definition of “Term Loan Credit Agreement” is hereby deleted in its entirety and the following substituted in its stead:

“Term Loan Credit Agreement” means the Indenture.

j.	The definition of “Term Loan Documents” is hereby deleted in its entirety and the following substituted in its stead:

“Term Loan Documents” means the Notes Documents.

k.	The following new definitions are hereby inserted into the Credit Agreement in appropriate alphabetical order:

“ABL Priority Collateral” has the meaning ascribed to such term in the Intercreditor Agreement.

“Additional Notes Agent” has the meaning ascribed to such term in the Intercreditor Agreement as in effect on the First Amendment Effective Date.

“Additional Notes Documents” has the meaning ascribed to such term in the Intercreditor Agreement as in effect on the First Amendment Effective Date.

“Additional Notes Indenture” has the meaning ascribed to such term in the Intercreditor Agreement as in effect on the First Amendment Effective Date.

“Discharge of Notes Class Obligations” has the meaning ascribed to such term in the Intercreditor Agreement as in effect on the First Amendment Effective Date.

“First Amendment Effective Date” means July 16, 2013.

“Indenture” means the Initial Notes Indenture and each Additional Notes Indenture.

“Initial Notes Agent” means Wells Fargo Bank, National Association, in its capacity as trustee and/or collateral agent under any Notes Documents, together with any successor agent or Additional Notes Agent (including pursuant to any Permitted Amendment/Refinancing of any Notes Documents).

“Initial Notes Documents” has the meaning ascribed to such term in the Intercreditor Agreement.

“Initial Notes Indenture” means collectively, (i) that certain Indenture dated as of July 16, 2013 among the Parent, the Lead Borrower, and the Initial Notes Agent (and any Permitted Amendment/Refinancing thereof), and (ii) any Additional Notes Indenture (and any Permitted Amendment/Refinancing thereof).

“Notes Agent” shall mean the Initial Notes Agent and each Additional Notes Agent.

“Notes Documents” shall mean the Initial Notes Documents and the Additional Notes Documents.

“Notes Loan Priority Accounts” has the meaning ascribed to such term in the Intercreditor Agreement.

“Notes Priority Collateral” has the meaning ascribed to such term in the Intercreditor Agreement.

3.	Amendments to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended as follows:

a.	The provisions of Section 6.02(g) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(g) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party pursuant to the terms of any document, agreement or indenture relating to Material Indebtedness and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02; provided that such statements or reports need to delivered to the Credit Parties only to the extent that they relate to the failure of any Loan Party to comply with the terms of any document, agreement or indenture relating to such Material Indebtedness or which relate to matters which would cause a Default or have an adverse effect on the Credit Parties;

b.	The provisions of Section 6.14(a)(ii) are hereby amended by deleting the parenthetical in the third line thereof and substituting the following in its stead:

(other than the Notes Loan Priority Accounts and payroll and other specific DDAs as may be acceptable to the Agents)

c.	The provisions of Section 6.14(c)(iv) are hereby deleted in their entirety and the following substituted in their stead:

(iv) except for the Notes Loan Priority Accounts and except as provided in this clause (c), the then cash balance of each DDA;

d.	The provisions of Section 6.14(c) of the Credit Agreement are hereby amended by deleting the proviso thereto and substituting the following in its stead:

provided that the Domestic Loan Parties and the Canadian Loan Parties shall be obligated to comply with the foregoing procedures only after the occurrence and during the continuance of a Cash Dominion Event (and delivery of notice thereof from the Administrative Agent to the Lead Borrower and the applicable Blocked Account Bank); and provided further that the Domestic Loan Parties shall be obligated to comply with the foregoing procedures with respect to Notes Priority Collateral only (i) if Discharge of Notes Class Obligations of all Classes has occurred, or (ii) to the extent that the proceeds of any Notes Priority Collateral are not required to be paid to any Notes Agent under any Notes Documents.

e.	The provisions of Section 6.14(e) of the Credit Agreement are hereby amended by deleting the proviso thereto and substituting the following in its stead:

provided that the Domestic Loan Parties and the Canadian Loan Parties shall be obligated to comply with the foregoing procedures only after the occurrence and during the continuance of a Cash Dominion Event (and delivery of notice thereof from the Administrative Agent to the Lead Borrower and the applicable Blocked Account Bank); and provided further that the Domestic Loan Parties shall be obligated to comply with the foregoing procedures with respect to Notes Priority Collateral only (i) if Discharge of Notes Class Obligations of all Classes has occurred, or (ii) to the extent that the proceeds of any Notes Priority Collateral are not required to be paid to any Notes Agent under any Notes Documents.

f.	The provisions of Section 6.14 of the Credit Agreement are hereby amended by adding the following new clause (h):

(h) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the obligation of the Domestic Loan Parties to enter into Blocked Account Agreements or other control agreements with any Agent or otherwise grant any Agent control, in each case with respect to any DDA, securities account or commodities account, shall not apply to any Notes Loan Priority Account.

4.	Amendments to Article VII. The provisions of Section 7.12 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents in a manner materially adverse to the Credit Parties, or (b) any Material Contract (other than any Loan Document) or Material Indebtedness (other than on account of any obligations under the Notes Documents or any refinancing or Permitted Amendment/Refinancing otherwise permitted hereunder), in each case to the extent that such amendment, modification or waiver would be reasonably likely to have a Material Adverse Effect, or (c) the E-Commerce Agreement in a manner that adversely affects the Lien of the Administrative Agent on the Collateral held on consignment by GSI, or that is otherwise materially adverse to the Lenders (provided that the foregoing shall not limit the right of the Loan Parties to terminate the E-Commerce Agreement), or (d) the Notes Documents to the extent that such amendment, modification or waiver is not permitted under the Intercreditor Agreement, in each case, without the prior written consent of the Agents (which consent shall not be unreasonably withheld or delayed).

5.	Amendments to Article IX. The provisions of Section 9.11(b) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(b)	Reserved.

6.	Conditions to Effectiveness. This First Amendment shall become effective upon satisfaction of each of the following conditions precedent:

a.	This First Amendment shall have been duly executed and delivered by the Loan Parties, the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received a fully executed copy hereof.

b.	All necessary consents and approvals to the execution, delivery and performance of this First Amendment shall have been obtained.

c.	The Domestic Loan Parties shall have entered into the Initial Notes Indenture and shall have received the proceeds under the Notes Purchase Agreement relating thereto. The Initial Notes Documents shall be reasonably satisfactory in form and substance to the Administrative Agent.

d.	The Initial Notes Agent and the Administrative Agent shall have entered into the Intercreditor Agreement on terms reasonably satisfactory to the Administrative Agent.

e.	(i) On or prior to the date hereof, Parent shall have delivered to the trustee under the 6.875% Notes a redemption notice with respect to all 6.875% Notes that remain outstanding, and (ii) on or prior to the date hereof, the indenture governing the 6.875% Notes shall have been satisfied and discharged, and shall be of no effect as to the 6.875% Notes, except as set forth in section 8.1(c) of the indenture governing the 6.875% Notes, as a result of the Parent having complied with all requirements of section 8.1(a) of the indenture governing the 6.875% Notes, including substantially concurrently with the initial funding hereunder, the irrevocable deposit with the trustee under such indenture of such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such 6.875% Notes with respect to principal and accrued interest to the date of redemption of the 6.875% Notes.

f.	The existing term loan made pursuant to a credit agreement dated as of October 27, 2010 shall be paid in full substantially contemporaneously herewith.

g.	The Borrowers shall have paid (or shall, substantially concurrently herewith, pay) all Credit Party expenses incurred in connection with the preparation, negotiation, execution and delivery of this First Amendment, including, without limitation, reasonable and documented fees and expenses of counsel, to the extent required by Section 10.04 of the Credit Agreement.

7.	Representations and Warranties.

a.	Each Loan Party hereby represents, warrants, ratifies and confirms to the Agents and the Lenders that (a) all representations and warranties of the Loan Parties contained in the Credit Agreement and other Loan Documents or otherwise made in writing in connection therewith are true and correct in all material respects as of the First Amendment Effective Date, except to the extent that (i) such representations and warranties are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case they shall be true and correct in all respects (as so qualified by “materiality”, “Material Adverse Effect” or similar language) on and as of the First Amendment Effective Date, and (ii) such representations and warranties relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date, and (b) no Default or Event of Default has occurred and is continuing or would result from the effectiveness of this First Amendment.

b.

The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party on the First Amendment Effective Date are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate, membership, partnership or other necessary action. This First Amendment has been duly executed and delivered by each Loan Party and each other Loan Document to which any Loan Party is a party, constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

c.	The execution and delivery by each Loan Party of this First Amendment and the performance of the obligations of each Loan Party under this First Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect and except filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable Law in any material respect or the Organization Documents of any Loan Party, (c) will not violate or result in a default under any Material Contract, any indenture or any other agreement, instrument or other evidence of Material Indebtedness or other material instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents and the Notes Documents.

8.	Miscellaneous.

a.	All terms and conditions of the Credit Agreement and the other Loan Documents, as amended hereby, remain in full force and effect. Without limiting the foregoing, the Loan Parties hereby acknowledge, confirm and agree that the Security Documents and any and all Collateral previously pledged to the Administrative Agent, for the benefit of the Credit Parties, shall continue to secure all applicable Obligations or Foreign Liabilities, as applicable, at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been amended pursuant to this First Amendment.

b.	This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif ” via e-mail) shall be as effective as delivery of a manually executed counterpart hereof.

c.	This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

d.	Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

e.	THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.

QS WHOLESALE, INC.,
as the Lead Borrower

By:	/s/ Charles S. Exon
Name: Charles S. Exon
Title: President and Secretary

DC SHOES, INC., as a Domestic Borrower

By:	/s/ Charles S. Exon
Name: Charles S. Exon
Title: President and Secretary

HAWK DESIGNS, INC., as a Domestic Borrower

By:	/s/ Charles S. Exon
Name: Charles S. Exon
Title: President and Secretary

MERVIN MANUFACTURING, INC., as a Domestic Borrower

By:	/s/ Charles S. Exon
Name: Charles S. Exon
Title: President and Secretary

QS RETAIL, INC., as a Domestic Borrower

By:	/s/ Charles S. Exon
Name: Charles S. Exon
Title: President and Secretary

QUIKSILVER, INC.,
as a Guarantor

By:	/s/ Charles S. Exon
Name: Charles S. Exon
Title: Chief Administrative Officer, Secretary and
General Counsel

QUIKSILVER CANADA CORP., as the Canadian Borrower

By:	/s/ Charles S. Exon
Name: Charles S. Exon
Title: President and Secretary

QS RETAIL CANADA CORP.,
as a Guarantor

By:	/s/ Charles S. Exon
Name: Charles S. Exon
Title: President and Secretary

QUIKSILVER JAPAN CO., LTD., as the Japanese Borrower

By:	/s/ Sammy Yoo
Name: Sammy Yoo
Title: Representative Director

Executed by Ug Manufacturing Co.

Pty Ltd ACN 005 047 941 in

accordance with section 127 of the

Corporations Act 2001:

/s/ Andrew N. Bruenjes	/s/ Simon F. Lynch
Director	Secretary

ANDREW N. BRUENJES	SIMON F. LYNCH
Name of Director (BLOCK LETTERS)	Name of Secretary (BLOCK LETTERS)

REQUIRED LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent and as a Co-Collateral Agent

By:	/s/ Roger Malouf
Name: Roger Malouf
Title: Vice President

BANK OF AMERICA, N.A., (acting through its Hong Kong branch) as Administrative Agent and as a Co-Collateral Agent

By:	/s/ Roger Malouf
Name: Roger Malouf
Title: Vice President

BANK OF AMERICA, N.A. (acting through its Australia branch) as an Australian Lender, and Australian Swing Line Lender

By:	/s/ John Penny
Name: John Penny
Title: Director

BANK OF AMERICA, N.A., as a Domestic Lender, L/C Issuer and Swing Line Lender

By:	/s/ Roger Malouf
Name: Roger Malouf
Title: Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender, Canadian L/C Issuer and Canadian Swing Line Lender

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

BANK OF AMERICA, N.A. (acting through its Tokyo branch), as a Japanese Lender and Japanese Swing Line Lender

By:	/s/ Koji Yoshikawa
Name:	Koji Yoshikawa
Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Domestic Lender

By:	/s/ David Klagos
Name:	David Klagos
Title:	Duly Authorized Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender

By:	/s/ Domenic Cosentino
Name:	Domenic Cosentino
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION (London Branch), as an Australian Lender

By:	/s/ N B Hogg
Name:	N B Hogg
Title:	Authorized Signatory

Schedule 1.01

DOMESTIC BORROWERS

1.	QS Wholesale, Inc.

2.	DC Shoes, Inc.

3.	Hawk Designs, Inc.

4.	Mervin Manufacturing, Inc.

5.	QS Retail, Inc.

Schedule 1.02

GUARANTORS OF DOMESTIC FACILITIES

1.	DC Shoes, Inc.

2.	Hawk Designs, Inc.

3.	QS Retail, Inc.

4.	Mervin Manufacturing, Inc.

GUARANTORS OF FOREIGN FACILITIES

1.	Quiksilver Canada Corp.

2.	QS Retail Canada Corp.

3.	Ug Manufacturing Co. Pty Ltd

4.	Quiksilver Japan Co., Ltd.

5.	Quiksilver, Inc.

6.	QS Wholesale, Inc.

7.	DC Shoes, Inc.

8.	Hawk Designs, Inc.

9.	QS Retail, Inc.

10.	Mervin Manufacturing, Inc.